Exhibit 15.2

[BDO Auditores S.L. letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-102288 and 333-92491) pertaining to the Employee Stock Option plans of Ellomay Capital Ltd. (the “Company”) and Form F-3 (File No. 333-144171) of the Company of our report dated March 22, 2013 with respect to the financial statements of Ellomay Spain S.L. included in the Annual Report on Form 20-F of the Company for the year ended December 31, 2012.

/s/ BDO Auditores S.L.

BDO Auditores S.L.
Certified Public Accountants
Madrid, Spain
March 22, 2013